Exhibit 3.1

SECOND AMENDED AND RESTATED BYLAWS OF THE ST. JOE COMPANY

(as last amended on November 15, 2022)

Article I. Offices

The principal office of The St. Joe Company (the “Corporation”) may be located at such place as the Board of Directors may fix from time to time. The Corporation may have offices at such other places, within or without the State of Florida, as the Board of Directors may from time to time determine or the business of the Corporation may require.

Article II. Meetings of Shareholders

Section 1. Place of Meetings. All meetings of the shareholders shall be held at the principal office of the Corporation or at such other place, within or without the State of Florida, as may be designated by the Board of Directors and stated in the notice of meeting.

Section 2. Annual Meetings.

(a)            The annual meeting of shareholders shall be held at such time and on such date as the Board of Directors may determine, for the election of directors and for the transaction of such other business as may properly be brought before the meeting in accordance with this Section 2 and Section 9 of this Article II.

(b)            At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) brought before the meeting by the Corporation and specified in the notice of meeting given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a shareholder who (A) was a shareholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 2 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with this Section 2 as to such business. Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause(iii) shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of the shareholders. Shareholders seeking to nominate persons for election to the Board of Directors must comply with Section 9 of this Article II, and this Section 2 shall not be applicable to nominations except as expressly provided in Section 9 of this Article II.

(c)            Without qualification, for business to be properly brought before an annual meeting by a shareholder, the shareholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2, and any such proposed business must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal office of the Corporation not less than one hundred (100) days nor more than one hundred twenty (120) days prior to the one (1)-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(d)            To be in proper form for purposes of this Section 2, a shareholder’s notice to the Secretary shall set forth:

(i)            As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records) and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Shareholder Information”);

(ii)            As to each Proposing Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the Corporation, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions, (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the Corporation, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”), (D) any rights to dividends on the shares of any class or series of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (E) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Corporation, or any Synthetic Equity Interests or Short Interests, if any, and (F) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(iii)            As to each item of business that the shareholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment) and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such shareholder.

For purposes of this Section 2, the term “Proposing Person” shall mean (A) the shareholder providing the notice of business proposed to be brought before an annual meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (C) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for the purposes of these Bylaws) of such shareholder or beneficial owner and (D) any other person with whom such shareholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert (as defined below).

A person shall be deemed to be “Acting in Concert” with another person for purposes of these Bylaws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

(e)            A shareholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal office of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(f)            Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with this Section 2. The Chairman of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(g)            Notwithstanding the foregoing provisions of this Section 2, unless otherwise required by law, if the shareholder (or a qualified representative of a shareholder) does not appear at the annual meeting of shareholders of the Corporation to present the proposed business, such proposed business will not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

(h)            This Section 2 is expressly intended to apply to any business proposed to be brought before an annual meeting of shareholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. In addition to the requirements of this Section 2 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2 shall be deemed to affect the rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(i)            For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 3. Special Meetings.

(a)            Special meetings of the shareholders for any purpose or purposes may be called at any time by (i) the Chairman of the Board, (ii) the Board of Directors, pursuant to a resolution approved by a majority of the full Board of Directors, or (iii) by the Secretary of the Corporation, following his or her receipt of one or more written demands to call a special meeting of the shareholders in accordance with, and subject to, this Section 3 from shareholders of record as of the record date fixed in accordance with Section 3(d) who hold, in the aggregate, not less than thirty percent (30%) of the Corporation’s issued and outstanding shares. The business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice of special meeting delivered in accordance with Section 4 of this Article II. Except in accordance with this Section 3, shareholders shall not be permitted to propose business to be brought before a special meeting of the shareholders. Shareholders who nominate persons for election to the Board of Directors at a special meeting must also comply with the requirements set forth in Section 9 of this Article II.

(b)            No shareholder may demand that the Secretary of the Corporation call a special meeting of the shareholders pursuant to Section 3(a) unless a shareholder of record has first submitted a request in writing that the Board of Directors fix a record date for the purpose of determining the shareholders entitled to demand that the Secretary of the Corporation call such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal office of the Corporation.

(c)            To be in proper form for purposes of this Section 3, a request by a shareholder for the Board of Directors to fix a record date shall set forth:

(i)            As to each Requesting Person (as defined below), the Shareholder Information (as defined in Section 2(d)(i) of this Article II, except that for purposes of this Section 3 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2(d)(i));

(ii)            As to each Requesting Person, any Disclosable Interests (as defined in Section 2(d)(ii) of this Article II, except that for purposes of this Section 3 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2(d)(ii) and the disclosure in clause (F) of Section 2(d)(ii) shall be made with respect to the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be);

(iii)            As to the purpose or purposes of the special meeting, (A) a reasonably brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Person, and (B) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Requesting Persons or (y) between or among any Requesting Person and any other person or entity (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting; and

(iv)            If directors are proposed to be elected at the special meeting, the Nominee Information (as defined in Section 9(c)(iii) of this Article II) for each person whom a Requesting Person expects to nominate for election as a director at the special meeting.

For purposes of this Section 3(c), the term “Requesting Person” shall mean (A) the shareholder making the request to fix a record date for the purpose of determining the shareholders entitled to demand that the Secretary call a special meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, (C) any affiliate or associate of such shareholder or beneficial owner, and (D) any other person with whom such shareholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert (as defined in Section 2(d) of this Article II).

(d)            Within twenty (20) days after receipt of a request to fix a record date in proper form and otherwise in compliance with this Section 3 from any shareholder of record, the Board of Directors may adopt a resolution fixing a record date for the purpose of determining the shareholders entitled to demand that the Secretary of the Corporation call a special meeting, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no resolution fixing a record date has been adopted by the Board of Directors within the twenty (20) day period after the date on which such a request to fix a record date was received, the record date in respect thereof shall be deemed to be the twentieth (20th) day after the date on which such a request is received. Notwithstanding anything in this Section 3 to the contrary, no record date shall be fixed if the Board of Directors determines that the demand or demands that would otherwise be submitted following such record date could not comply with the requirements set forth in clauses (ii), (iv), (v) or (vi) of Section 3(f).

(e)            Without qualification, a special meeting of the shareholders shall not be called pursuant to Section 3(a) unless shareholders of record as of the record date fixed in accordance with Section 3(d) who hold, in the aggregate, not less than thirty percent (30%) of the Corporation’s issued and outstanding shares (the “Requisite Percentage”) timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary of the Corporation at the principal office of the Corporation. Only shareholders of record on the record date shall be entitled to demand that the Secretary of the Corporation call a special meeting of the shareholders pursuant to Section 3(a). To be timely, a shareholder’s demand to call a special meeting must be delivered to, or mailed and received at, the principal office of the Corporation not later than the sixtieth (60th) day following the record date fixed in accordance with Section 3(d). To be in proper form for purposes of this Section 3, a demand to call a special meeting shall set forth (i) the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), if applicable, and (iii) with respect to any shareholder or shareholders submitting a demand to call a special meeting (except for any shareholder that has provided such demand in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”) by way of a solicitation statement filed on Schedule 14A (a “Solicited Shareholder”)) the information required to be provided pursuant to this Section 3 of a Requesting Person. A shareholder may revoke a demand to call a special meeting by written revocation delivered to the Secretary at any time prior to the special meeting. If any such revocation(s) are received by the Secretary after the Secretary’s receipt of written demands from the holders of the Requisite Percentage of shareholders, and as a result of such revocation(s), there no longer are unrevoked demands from the Requisite Percentage of shareholders to call a special meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.

(f)            The Secretary shall not accept, and shall consider ineffective, a written demand from a shareholder to call a special meeting (i) that does not comply with this Section 3, (ii) that relates to an item of business to be transacted at such meeting that is not a proper subject for shareholder action under applicable law, (iii) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the record date (the “Current Record Date”) to determine the shareholders entitled to submit such written demand, (iv) that relates to an item of business (other than the election of directors) that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date (other than the Current Record Date) was previously fixed and such demand is delivered between the time beginning on the sixty-first (61st) day after such previous record date and ending on the one (1)-year anniversary of such previous record date, (v) if a Similar Item will be submitted for shareholder approval at any shareholder meeting to be held on or before the ninetieth (90th) day after the Secretary receives such demand, or (vi) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one (1) year prior to receipt by the Secretary of such demand to call a special meeting.

(g)            After receipt of demands in proper form and in accordance with this Section 3 from a shareholder or shareholders holding the Requisite Percentage, the Board of Directors shall duly call, and determine the place, date and time of, a special meeting of shareholders for the purpose or purposes and to conduct the business specified in the demands received by the Corporation. Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at such a special meeting. The record date for such a special meeting shall be fixed in accordance with Section 6 of this Article II. The Board of Directors shall provide written notice of such special meeting to the shareholders in accordance with Section 4 of this Article II.

(h)            In connection with a special meeting called in accordance with this Section 3, the shareholder or shareholders (except for any Solicited Shareholder) who requested that the Board of Directors fix a record date in accordance with this Section 3 or who delivered a demand to call a special meeting to the Secretary shall further update and supplement the information previously provided to the Corporation in connection with such request or demand, if necessary, so that the information provided or required to be provided in such request or demand pursuant to this Section 3 shall be true and correct as of the record date for the special meeting and as of the date that is ten (10) business days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal office of the Corporation not later than five (5) business days after the record date for the special meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the special meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the special meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the special meeting or any adjournment or postponement thereof).

(i)            Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a special meeting pursuant to this Section 3 except in accordance with this Section 3. If the Board of Directors shall determine that any request to fix a record date or demand to call and hold a special meeting was not properly made in accordance with this Section 3, or shall determine that the shareholder or shareholders requesting that the Board of Directors fix such record date or submitting a demand to call the special meeting have not otherwise complied with this Section 3, then the Board of Directors shall not be required to fix a record date or to call and hold the special meeting. In addition to the requirements of this Section 3, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date or demand to call a special meeting.

(j)            Notwithstanding the foregoing provisions of this Section 3, unless otherwise required by law, if the shareholder or shareholders who requested that the Board of Directors fix a record date in accordance with this Section 3 or who delivered a demand to call a special meeting to the Secretary (or a qualified representative of such shareholder or shareholders) does not appear at a duly called special meeting of shareholders to present the business proposed to be conducted at the special meeting or the proposed nomination of a director to be elected at the special meeting, as the case may be, such proposed business will not be transacted and such proposed nomination will be disregarded, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

Section 4. Notice of Meeting.

(a)            Written notice stating the date, time and place of any meeting of shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting by or at the direction of the Board of Directors, the Chairman of the Board of Directors, or the officer duly calling the meeting, to each shareholder of record entitled to vote at such meeting and to such other persons as required by the Florida Business Corporation Act (the “Act”). Unless the Act requires otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. Notice may be communicated in person, by electronic means, by mail or by any other method permitted under the Act. If mailed, notice of a meeting of shareholders shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock record books of the Corporation, with postage thereon prepaid. If sent by electronic means, notice of a meeting of shareholders shall be deemed to be delivered when electronically transmitted to the shareholder in a manner authorized by the shareholder.

(b)            If an annual or special meeting of shareholders is adjourned to a different date, time or place, the Corporation shall not be required to give notice of the new date, time or place if the new date, time or place is announced at the meeting before adjournment; provided, however, that if a new record date for an adjourned meeting is or must be fixed, the Corporation shall give notice of the adjourned meeting to persons who are shareholders as of the new record date who are entitled to notice of the meeting.

(c)            Notwithstanding the other provisions of this Section 4, no notice of a meeting of shareholders need be given to a shareholder if: (i) an annual report and proxy statement for two consecutive annual meetings of shareholders; or (ii) all, and at least two, checks in payment of dividends or interest on securities during a twelve-month period have been sent by first-class, United States mail, addressed to the shareholder at his or her address as it appears on the stock record books of the corporation, and returned undeliverable. The obligation of the Corporation to give notice of a shareholders’ meeting to any such shareholder shall be reinstated once the Corporation has received a new address for such shareholder for entry on its stock record books.

Section 5. Waiver of Notice. A shareholder may waive notice of any meeting before or after the date and time stated in the notice. The waiver must be in writing, signed by the shareholder and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder’s attendance, in person or by proxy, at a meeting (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting or (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 6. Record Date.

(a)            The Board of Directors may fix a future date as the record date for determining the shareholders entitled to notice of or to vote at a shareholders’ meeting, to demand a special meeting of shareholders, to take action by written consent without a shareholders’ meeting, or to take any other action. Such record date may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders.

(b)            Unless specifically addressed elsewhere in these Bylaws in which case such specific provisions shall govern, if no record date is fixed by the Board of Directors for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the record date shall be the close of business on the day before the first notice of the meeting is delivered to shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

(c)            The Board of Directors may fix a date as the record date for determining shareholders entitled to a distribution or share dividend. If no record date is fixed by the Board of Directors for such determination, it is the date the Board of Directors authorizes the distribution or share dividend.

Section 7. Quorum.

(a)            The holders of a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders, except as may be otherwise provided by law or the Articles of Incorporation. The holders of a majority of shares represented, and who would be entitled to vote at a meeting if a quorum were present, where a quorum is not present, may adjourn such meeting from time to time.

(b)            Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for the adjourned meeting.

Section 8. Proxies. A shareholder entitled to vote at any meeting of the shareholders (or another person entitled to vote on behalf of the shareholder pursuant to Section 607.0721 of the Act or an attorney-in-fact for the shareholder) may vote the shareholder’s shares in person or by proxy. A shareholder (or another person entitled to vote on behalf of the shareholder pursuant to Section 607.0721 of the Act or an attorney-in-fact for the shareholder) may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by electronic transmission. Any type of electronic transmission appearing to have been, or containing or accompanied by such information or obtained under such procedures to reasonably ensure that the electronic transmission was, transmitted by such person is a sufficient appointment, subject to any verification requested by the Corporation under Section 607.0724 of the Act. Without limiting the manner in which such an appointment may be made, an appointment may be made by (a) signing an appointment form, with the signature affixed, by any reasonable means including, without limitation, facsimile or electronic signature or (b) transmitting or authorizing the transmission of an electronic transmission to the person who will be appointed as the proxy or to a proxy solicitation firm, proxy support service organization, registrar or agent authorized by the person who will be designated as the proxy to receive such transmission, provided that any electronic transmission must set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the shareholder (or another person entitled to vote on behalf of a shareholder pursuant to Section 607.0721 of the Act or an attorney-in-fact for the shareholder). An appointment of a proxy is valid for eleven (11) months from the date of receipt by the Secretary or the officer or agent authorized to tabulate votes, unless a longer period is expressly provided in the appointment.

Section 9. Advance Notice of Nominations for Election of Directors at a Meeting.

(a)            Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting of shareholders (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting in accordance with Article II, Section 3(a)) may be made at such meeting only if (i) specified in the notice of meeting given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors, including by any committee or persons appointed by the Board of Directors, or (iii) by a shareholder who (A) was a shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 9 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with this Section 9 as to such nomination. This Section 9 shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

(b)            Without qualification, for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the shareholder must (i) provide Timely Notice (as defined in Section 2(c) of this Article II) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 9. Without qualification, if the Board of Directors has first determined that directors are to be elected at such special meeting (or if a special meeting is properly called pursuant to Section 3 of this Article II and relates to the election or appointment of directors), then for a shareholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the shareholder must (A) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal office of the Corporation and (B) provide any updates or supplements to such notice at the times and in the forms required by this Section 9. To be timely, a shareholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal office of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 2(i) of this Article II) of the date of such special meeting was first made. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(c)            To be in proper form for purposes of this Section 9, a shareholder’s notice to the Secretary shall set forth:

(i)            As to each Nominating Person (as defined below), the Shareholder Information (as defined in Section 2(d)(i) of this Article II) except that for purposes of this Section 9, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2(d)(i);

(ii)            As to each Nominating Person, any Disclosable Interests (as defined in Section 2(d)(ii) of this Article II, except that for purposes of this Section 9 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2(d)(ii) and the disclosure in clause (F) of Section 2(d)(ii) shall be made with respect to the election of directors at the meeting);

(iii)            As to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a shareholder’s notice pursuant to this Section 9 if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is Acting in Concert (as defined in Section 2(d) of this Article II), on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as provided in Section 9(h);

(iv)            A representation that such Nominating Person will comply with Rule 14a-19 under the Exchange Act in connection with its solicitation of proxies in support of such person the Nominating Person proposes to nominate for election as a director; and

(v)            The Corporation may require any proposed nominee to furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation in accordance with the Corporation’s corporate governance principles or (B) that could be material to a reasonable shareholder’s understanding of the independence or lack of independence of such proposed nominee.

(d)            For purposes of this Section 9, the term “Nominating Person” shall mean (i) the shareholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (iii) any affiliate or associate of such shareholder or beneficial owner and (iv) any other person with whom such shareholder or such beneficial owner (or any of their respective affiliates or associates) is Acting in Concert.

(e)            A shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 9 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal office of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). Without limiting the foregoing, upon request by the Corporation, if any such Nominating Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Nominating Person shall deliver to the Corporation, no later than seven business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

(f)            Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with this Section 9. The Chairman of the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 9, and if he or she should so determine, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded.

(g)            Notwithstanding the foregoing provisions of this Section 9, unless otherwise required by law, if the shareholder (or a qualified representative of a shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination, such nomination will be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 9, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

(h)            To be eligible to be a nominee for election as a director of the Corporation, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 9) to the Secretary at the principal office of the Corporation a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in form provided by the Secretary upon written request) that such proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation and (iii) in such proposed nominee’s individual capacity and on behalf of the shareholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a director of the Corporation, and will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(i)        Without limiting any remedy available to the Corporation, a Nominating Person may not present nominations for director at a meeting of stockholders (and any such nominee shall be disqualified from standing for election or re-election), notwithstanding that proxies in respect of such vote may have been received by the Corporation, if such Nominating Person or any nominee for director (as applicable) acted contrary to any representation, certification or agreement required by this Section 16, otherwise failed to comply with this Section 9 (or with any law, rule or regulation identified in this Section 9) or provided false or misleading information to the Corporation.

(j)            In addition to the requirements of this Section 9 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to any such nominations.

Section 10. Conduct of Meetings.

(a)            The Board of Directors of the Corporation may adopt by resolution such rules, regulations and procedures for the conduct of meetings of shareholders as it shall deem appropriate. Except to the extent inconsistent with applicable law and such rules and regulations adopted by the Board of Directors, the Chairman of each meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts, including causing an adjournment of such meeting, as, in the judgment of such Chairman, are appropriate. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting, including fixing the time for opening and closing the polls for voting on each matter; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the Chairman shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.

(b)            If authorized by resolution of the Board of Directors of the Corporation, and subject to such guidelines and procedures as the Board of Directors may adopt, shareholders and proxy holders not physically present at an annual or special meeting of shareholders may, by means of remote communication in compliance with the Act: (i) participate in an annual or special meeting of shareholders; and (ii) be deemed present in person and vote at an annual or special meeting of shareholders, whether such meeting is to be held at a designated place or solely by means of remote communication.

Section 11. Organization of Meetings. Meetings of shareholders shall be presided over by the Chairman of the Board of Directors, or in his or her absence by the Chief Executive Officer, or in the absence of the foregoing persons by a Chairman designated by the Board of Directors, or, in the absence of any such designation, by a Chairman chosen at the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as the secretary of the meeting, but in the absence of the Secretary or Assistant Secretary, the Chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 12. Voting of Shares.

(a)            Except as provided in the Articles of Incorporation or the Act, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a meeting of shareholders.

(b)            If a quorum exists, except in the case of the election of directors, action on a matter shall be approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Act or the Articles of Incorporation require a greater number of affirmative votes.

(c)            Except as may be otherwise required by the Articles of Incorporation or the Act, each director shall be elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) at any meeting for the election of directors at which a quorum is present, provided that the directors shall be elected by a plurality of the votes cast (instead of by votes cast for or against a nominee) at any meeting at which a quorum is present for which (i) the Secretary of the Corporation receives a notice pursuant to these Bylaws or otherwise that a shareholder intends to nominate a director or directors and (ii) such proposed nomination has not been withdrawn by such shareholder on or prior to the tenth day preceding the date the Company first mails its notice of meeting for such meeting to the shareholders. Each shareholder who is entitled to vote at an election of directors has the right to vote the number of shares owned by him or her for as many persons as there are directors to be elected. Shareholders do not have a right to cumulate their votes for directors.

Section 13. Voting Lists. The Secretary shall prepare, at least ten (10) days before each meeting of shareholders, an alphabetical list of the shareholders entitled to notice of the meeting, which shall show the address of and the number of shares held by each shareholder. The list shall be open for examination of any shareholder, or his or her attorney or agent, at the Corporation’s principal office, at a place identified in the meeting notice in the city where the meeting will be held or at the office of the Corporation’s transfer agent or registrar ten (10) days prior to such meeting and shall be kept available for inspection, at the meeting, by any shareholder at any time during the meeting.

Section 14. Shareholder Action by Written Consent Without a Meeting.

(a)            Any action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, (i) shall be signed by holders of record on the record date (established as provided below) of outstanding shares of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (ii) shall be delivered to the Corporation at its principal office, at its principal place of business or to an officer or agent of the Corporation having custody of the minute books in which proceedings of meetings of shareholders are recorded. Delivery shall be made by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of the signature of each shareholder who signs the consent, and no written consent shall be effective to take corporate action unless, within sixty (60) days of the earliest dated valid consent delivered in the manner described in this Section 14, written consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner described in this Section 14. Only shareholders of record on the record date shall be entitled to consent to corporate action in writing without a meeting. In no event shall shareholder action by written consent without a meeting be effective to take corporate action, unless within seventy (70) days of the record date fixed pursuant to Section 14(b) of this Article II, written consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner described in this Section 14.

(b)            Without qualification, any shareholder of record seeking to have the shareholders authorize or take any action by written consent shall first request in writing that the Board of Directors fix a record date for the purpose of determining the shareholders entitled to take such action, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal office of the Corporation. Within twenty (20) days after receipt of a request in proper form and otherwise in compliance with this Section 14(b) from any such shareholder, the Board of Directors may adopt a resolution fixing a record date for the purpose of determining the shareholders entitled to take such action, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than twenty (20) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no resolution fixing a record date has been adopted by the Board of Directors within such twenty (20) day period after the date on which such a request is received, (i) the record date for determining shareholders entitled to consent to such action, when no prior action of the Board is required by applicable law, shall be the first date after the expiration of such twenty (20) day time period, on which a valid signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner described in this Section 14, and (ii) the record date for determining shareholders entitled to consent to such action, when prior action by the Board of Directors is required by applicable law, shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(c)            To be in proper form for purposes of this Section 14, a request by a shareholder for the Board of Directors to fix a record date shall set forth:

(i)            As to each Soliciting Person (as defined below), the Shareholder Information (as defined in Section 2(d)(i) of this Article II, except that for purposes of this Section 14 the term “Soliciting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2(d)(i));

(ii)            As to each Soliciting Person, any Disclosable Interests (as defined in Section 2(d)(ii) of this Article II, except that for purposes of this Section 14 the term “Soliciting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2(d)(ii) and the disclosure in clause (F) of Section 2(d)(ii) shall be made with respect to the action or actions proposed to be taken by written consent);

(iii)            As to the action or actions proposed to be taken by written consent, (A) a reasonably brief description of the action or actions, the reasons for taking such action or actions and any material interest in such action or actions of each Soliciting Person, (B) the text of the resolutions or consent proposed to be acted upon by written consent of the shareholders, and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Soliciting Persons and (y) between or among any Soliciting Person and any other person or entity (including their names) in connection with the request or such action or actions; and

(iv)            If directors are proposed to be elected by written consent, the Nominee Information for each person whom a Requesting Person proposes to elect as a director by written consent and a completed and signed questionnaire, representation and agreement as provided in Section 9(h).

For purposes of this Section 14, the term “Soliciting Person” shall mean (A) the shareholder making a request for the Board of Directors to fix a record date and proposing the action or actions to be taken by written consent of the shareholders, (B) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, (C) any affiliate or associate of such shareholder or beneficial owner, and (D) any other person with whom such shareholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert) (as defined in Section 2(d) of this Article II).

(d)            In connection with an action or actions proposed to be taken by written consent in accordance with this Section 14, the shareholder or shareholders seeking such action or actions shall further update and supplement the information previously provided to the Corporation in connection therewith, if necessary, so that the information provided or required to be provided pursuant to this Section 14 shall be true and correct as of the record date for determining the shareholders eligible to take such action and as of the date that is five (5) business days prior to the date the consent solicitation is commenced, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal office of the Corporation not later than five (5) business days after the record date for determining the shareholders eligible to take such action (in the case of the update and supplement required to be made as of the record date), and not later than three (3) business days prior to the date that the consent  solicitation is commenced (in the case of the update and supplement required to be made as of five (5) business days prior to the commencement of the consent solicitation).

(e)            In the event of the delivery, in the manner provided by this Section 14 and applicable law, to the Corporation of the requisite written consent or consents to take corporate action and/or any related update or supplement required to be made, the Corporation shall engage independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and updates or supplements. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be authorized and effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with this Section 14 represent at least the minimum number of votes that would be necessary to take the corporate action. The action by written consent and without a meeting will be deemed authorized and will take effect as of the date and time of the certification of the written consents (the “Date of Authorization of Shareholder Action by Written Consent”) and will not relate back to the date the written consents were delivered to the Corporation. In the event that the action by written consent and without a meeting elects a director or directors to the Board of Directors, such newly elected director or directors shall take office and have the authority of a director conferred upon them as of the date and time of certification, and not the date of delivery to the Corporation, of the written consents. In the event that the action by written consent and without a meeting replaces a director or directors on the Board of Directors, the authority of such replaced director or directors shall continue until the date and time of the certification of the written consents. Nothing contained in this Section 14 shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any consent or update or supplement thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(f)            Within ten (10) days of the Date of Authorization of Shareholder Action by Written Consent in accordance with this Section 14, notice in accordance with Section 607.0704(3) of the Act must be given to those shareholders who have not consented in writing or who are not entitled to vote on the action.

(g)            Notwithstanding anything in these Bylaws to the contrary, no action may be taken by the shareholders by written consent except in accordance with this Section 14. If the Board of Directors shall determine that any request to fix a record date or to take shareholder action by written consent was not properly made in accordance with this Section 14, or the shareholder or shareholders seeking to take such action do not otherwise comply with this Section 14, then the Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. In addition to the requirements of this Section 14 with respect to shareholders seeking to take an action by written consent, each Soliciting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such action.

Article III. Directors

Section 1. Function. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

Section 2. Qualifications. Directors must be natural persons who are eighteen (18) years of age or older but need not be residents of the State of Florida or shareholders of the Corporation.

Section 3. Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of directors. In addition, each director shall be entitled to be reimbursed by the Corporation for all expenses incurred in attending meetings of the Board of Directors or of any committee of which such person is a member. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation for such services from the Corporation; provided that any person who is receiving a stated compensation as an officer of the Corporation for services as such officer shall not receive any additional compensation for services as a director during such period. The annual compensation of directors shall be paid at such times and in such installments as the Board of Directors may determine.

Section 4. Duties of Directors.

(a)            A director, in the performance of his or her duties, shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by: (a) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountants or other persons, as to matters the director reasonably believes are within the person’s professional or expert competence; or (c) a committee of the Board of Directors of which the director is not a member, if the director reasonably believes the committee merits confidence.

(b)            In discharging his or her duties, a director may consider such factors as the director deems relevant, including the long-term prospects and interests of the Corporation and its shareholders, and the social, economic, legal or other effects of any action on the employees, suppliers, customers of the Corporation or its subsidiaries, the communities and society in which the Corporation or its subsidiaries operate, and the economy of the state and the nation.

Section 5. Number and Term. The number of directors that constitute the Board of Directors shall be determined by the Board of Directors from time to time; provided that in no event shall the Board of Directors consist of less than five (5) directors. The term of each director shall expire at the next annual meeting of shareholders following his or her election or until his or her successor is elected and qualified.

Section 6. Removal. The shareholders may remove one or more directors with or without cause. A director may be removed by the shareholders at a meeting of shareholders, provided that the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove such director.

Section 7. Resignation. A director may resign at any time by delivering written notice to the Board of Directors, the Chairman of the Board of Directors or the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

Section 8. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by the shareholders. A director elected to fill a vacancy shall hold office for the unexpired term and until his or her successor shall have been elected and qualified or, for newly created directorships, until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified. A vacancy that will occur at a specific later date, because of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

Section 9. Quorum and Voting. Unless the Articles of Incorporation or these Bylaws provide otherwise, a quorum of the Board of Directors consists of a majority of the number of directors prescribed by these Bylaws. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the Articles of Incorporation or these Bylaws require the vote of a greater number of directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless:

(a)  he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting specified business at the meeting; or (b) he or she votes against or abstains from the action taken.

Section 10. Director Conflicts of Interest.

(a)            No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest, because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or her or their votes are counted for such purpose, if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee that authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction; or (c) the contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board of Directors, a committee or the shareholders.

(b)            A conflict of interest transaction is authorized, approved or ratified if it receives the affirmative vote of a majority of the directors on the Board of Directors, or on the committee, who have no relationship or interest in the transaction described above; provided, however, a transaction may not be authorized, approved or ratified under this Section 10 by a single director. If a majority of the directors that have no such relationship or interest in the proposed transaction vote to authorize, approve or ratify the proposed transaction, a quorum is present for the purpose of taking action under this Section 10. The presence of, or a vote cast by, a director with such relationship or interest in the transaction does not affect the validity of any action taken under this Section 10 if the transaction is otherwise authorized, approved or ratified as provided in this Section 10.

Section 11. Committees.

(a)            The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees (which may include, by way of example and not as a limitation, a compensation committee, an audit and finance committee and a governance and nominating committee) each of which, to the extent provided in such resolution and in any charter adopted by the Board of Directors for any committee, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to: (a) approve or recommend to shareholders actions or proposals required by the Act to be approved by shareholders; (b) fill vacancies on the Board of Directors or any committee thereof; (c) adopt, amend or repeal these Bylaws; (d) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or (e) authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.

(b)            Each committee must have two or more members, who shall serve at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted in accordance with this Section 11, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee. The Board of Directors may adopt a charter for any such committee specifying requirements with respect to committee chairs and membership, responsibilities of the committee, the conduct of meetings and business of the committee and such other matters as the Board of Directors may designate. In the absence of a committee charter or a provision of a committee charter governing such matters, the provisions of these Bylaws which govern meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors shall apply to any such committee and its members.

Section 12. Place of Meetings. Regular and special meetings by the Board of Directors may be held within or without the State of Florida.

Section 13. Time, Notice and Call of Meetings.

(a)            Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting. A regular meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders.

(b)            Notice of the date, time and place of special meetings of the Board of Directors shall be given to each director by either personal delivery, first class mail, expedited delivery service, telegram, cablegram, electronic means or any other means permitted under the Act at least twenty-four (24) hours before the meeting; provided, however, emergency meetings may be convened on such shorter notice as the Chief Executive Officer, the Chairman of the Board of Directors, or the directors calling the meeting deem necessary and appropriate under the circumstances. The notice need not describe the purpose of the special meeting.

(c)            Meetings of the Board of Directors may be called by the Chief Executive Officer, by the Chairman of the Board of Directors or by any three directors.

Section 14. Waiver of Notice. Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 15. Conduct of Meetings.

(a)            The Chairman of the Board of Directors shall preside at meetings of the Board of Directors. If the Chairman of the Board of Directors is an employee of the Corporation, the Board of Directors may appoint from among its members a Lead Director, who shall preside at executive sessions of the Board at which employees of the Corporation or any of its subsidiaries shall not be present. The Chairman, and in his or her absence, the Lead Director, and in his or her absence, the Chief Executive Officer, and in his or her absence, the President or a Vice President, and in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as presiding officer of the meeting.

(b)            The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors but in the absence of the Secretary, the presiding officer may appoint any other person present to act as secretary of the meeting. Minutes of any regular or special meeting of the Board of Directors shall be prepared and distributed to each director.

(c)            A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

(d)            The Board of Directors may permit any or all directors to participate in a regular or a special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 16. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action to be taken, signed by all of the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board of Directors or of the committee. Action taken under this Section 16 shall be effective when the last director or committee member signs the consent, unless the consent specifies a different effective date. A consent signed under this Section 16 has the effect of a vote at a meeting and may be described as such in any document.

Section 17. The Chairman of the Board of Directors. The Board of Directors shall elect from among its members a Chairman of the Board of Directors at the first meeting of the Board of Directors after each annual meeting of shareholders. The Chairman of the Board of Directors, if present, shall preside at all meetings of the Board of Directors and meetings of the shareholders, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman shall perform such other duties as may be prescribed by the Board of Directors.

Section 18. Lead Director. If the Board of Directors appoints a Lead Director to preside at executive sessions of the Board of Directors, the Board of Directors may assign to the Lead Director by resolutions such additional duties as the Board of Directors determines, in its discretion, including acting as a liaison between the Board of Directors and the officers of the Corporation and assisting in the setting of agendas for meetings of the Board of Directors.

Article IV. Officers

Section 1. Number. The principal officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents as authorized from time to time by the Board of Directors, a Secretary, and a Treasurer, each of whom shall be appointed by the Board of Directors. The Board of Directors shall designate from among the officers it appoints those who shall be the executive officers of the Corporation responsible for all policy making functions, under the direction of the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be appointed by the Board of Directors. The Board of Directors may also authorize any duly appointed officer to appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office.

Section 2. Appointment and Term of Office. The officers of the Corporation to be appointed by the Board of Directors shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the appointment of officers shall not be held at such meeting, such appointment shall be held as soon thereafter as is practicable. Each officer shall hold office until his or her successor shall have been duly appointed or until his or her prior death, resignation or removal.

Section 3. Removal. The Board of Directors may remove any officer and, unless restricted by the Board of Directors, an officer may remove any officer or assistant officer appointed by that officer, at any time, with or without cause and notwithstanding the contract rights, if any, of the officer removed. The appointment of an officer does not of itself create contract rights.

Section 4. Resignation. An officer may resign at any time by delivering notice to the Corporation. The resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date and the Corporation accepts the later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the pending vacancy may be filled before the effective date but the successor may not take office until the effective date.

Section 5. Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled as soon thereafter as practicable by the Board of Directors for the unexpired portion of the term.

Section 6. Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the direction of the Board of Directors, shall in general supervise all of the business operations and affairs of the Corporation. If the Chairman of the Board of Directors is not present, the Chief Executive Officer shall preside at all meetings of the Board of Directors and shareholders of the Corporation. The Chief Executive Officer shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the Chief Executive Officer. The Chief Executive Officer shall have authority to sign certificates for shares of the Corporation the issuance of which shall have been authorized by resolution of the Board of Directors, and to execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation’s regular business, or which shall be authorized by resolution of the Board of Directors; and except as otherwise provided by law or the Board of Directors, the Chief Executive Officer may authorize the President or any Vice President or other officer or agent of the Corporation to execute and acknowledge such documents or instruments in his or her place and stead. In general, he or she shall perform all duties as may be prescribed by the Board of Directors from time to time.

Section 7. President. The Board of Directors may appoint a President. The President shall perform the duties of the Chief Executive Officer in the absence or disability of the Chief Executive Office and shall, in general, perform such duties and have such authority as from time to time may be delegated or assigned by the Chief Executive Officer or the Board of Directors.

Section 8. Vice Presidents. The Board of Directors may appoint one or more Executive Vice Presidents, Senior Vice Presidents and other Vice Presidents, prescribe their powers and duties and specify to which other officer a Vice President should report. The Board of Directors may authorize the Chief Executive Officer to appoint one or more Vice Presidents, to prescribe their powers, duties and compensation, and to delegate authority to them.

Section 9. Secretary. The Secretary shall: (a) keep, or cause to be kept, minutes of the meetings of the shareholders and of the Board of Directors (and of committees thereof) in one or more books provided for that purpose (including records of actions taken by the shareholders or the Board of Directors (or committees thereof) without a meeting); (b) be custodian of the corporate records and of the seal of the Corporation, if any, and if the Corporation has a seal, see that it is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (c) authenticate the records of the Corporation; (d) maintain a record of the shareholders of the Corporation, in a form that permits preparation of a list of the names and addresses of all shareholders, by class or series of shares and showing the number and class or series of shares held by each shareholder; (e) have general charge of the stock record books of the Corporation; and (f) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned by the Chief Executive Officer or by the Board of Directors.

Section 10. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) maintain appropriate accounting records; (c) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositaries as shall be selected in accordance with the provisions of these Bylaws; and (d) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned by the Chief Executive Officer or by the Board of Directors.

Section 11. Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer or the Board of Directors.

Section 12. Other Officers, Assistants and Acting Officers. The Board of Directors shall have the power to appoint, or to authorize any duly appointed officer of the Corporation to appoint, any other officer of the Corporation with such title, duties and authority as the Board of Directors, Chief Executive Officer or appointing officer may determine, or any person to act as assistant to any officer, or as agent for the Corporation in his or her stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such officer, assistant or acting officer or other agent so appointed by the Board of Directors or an authorized officer shall have the power to perform all the duties of the office to which he or she is so appointed, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors, the Chief Executive Officer or the appointing officer.

Section 13. Compensation. The Board of Directors is authorized to determine, or to provide the method of determining, or to empower a committee of its members to determine, the compensation of all officers.

Section 14. Signing Checks and Other Instruments. The Board of Directors is authorized to determine or provide the method of determining the manner in which deeds, contracts and other obligations and instruments of the Corporation shall be signed. However, persons doing business with the Corporation shall be entitled to rely upon the action of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer in executing contracts and other obligations and instruments of the Corporation as having been duly authorized. The Board of Directors of the Corporation is authorized to designate or provide the method of designating depositaries of the funds of the Corporation and to determine or provide the method of determining the manner in which checks, notes, bills of exchange and similar instruments shall be signed, countersigned or endorsed.

Section 15. Voting Shares in Other Corporations. The Corporation may vote any and all shares held by it in any other corporation by such officer, agent or proxy as the Board of Directors may appoint, or, in default of any such appointment, by the Chief Executive Officer.

Article V. Stock Certificates

Section 1. Issuance. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, promises to perform services evidenced by a written contract, or other securities of the Corporation. Before the Corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate. The determination of the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable.

Section 2. Form.

(a)            Shares of capital stock of the Corporation may, but need not, be represented by certificates. Each stock certificate representing shares shall be signed by the Chief Executive Officer or a Vice President and the Secretary or an Assistant Secretary or a facsimile thereof and may be sealed with the seal of the Corporation or a facsimile thereof. If the person who signed (either manually or in facsimile) a stock certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

(b)            Each stock certificate representing shares shall, at a minimum, state upon the face thereof: (a) the name of the Corporation and that the Corporation is organized under the laws of the State of Florida; (b) the name of the person or persons to whom issued; and (c) the number and class of shares and the designation of the series, if any, which such certificate represents.

(c)            The Board of Directors may authorize the issuance of some or all of the shares of any or all classes or series of capital stock of the Corporation without certificates. The authorization shall not affect shares of capital stock already represented by certificates until such certificates are surrendered to the Corporation or transfer agent of the Corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the holder thereof a written statement of the information required on stock certificates by these Bylaws or applicable law.

Section 3. Lost, Stolen, or Destroyed Certificates. The Corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate: (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b)  requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c)   at the discretion of the Corporation, gives a bond in such form as the Corporation may direct, to indemnify the Corporation, the transfer agent and registrar against any claim that may be made on account of the alleged loss, destruction or theft of a certificate or the issuance of any such new certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation.

Section 4. Stock Transfers.

(a)            In the case of shares represented by a certificate, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate or new equivalent uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

(b)            In the case of shares not represented by a certificate, upon receipt of proper transfer instructions from the record holder of uncertificated shares, the Corporation shall cancel such uncertificated shares and issue new equivalent uncertificated shares to the person entitled thereto, and record the transaction upon its books.

(c)  The Board of Directors may appoint one or more transfer agents or registrars.

(d)            Except as provided under applicable law, the person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof.

Article VI. Indemnification

Section 1. Obligation to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. The Corporation shall indemnify to the fullest extent permitted by law any person who was or is a director, officer or key employee (as such key employees are designated by the Chief Executive Officer and the Board of Directors) of the Corporation and was or is a party or is threatened to be made a party to any proceeding (other than an action by, or in the right of, the Corporation) by reason of the fact that he or she is or was a director, officer or key employee (as such key employees are designated by the Chief Executive Officer and the Board of Directors) of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2. Obligation to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. The Corporation shall indemnify to the fullest extent permitted by law any person who was or is a director, officer or key employee (as such key employees are designated by the Chief Executive Officer and the Board of Directors) and was or is a party or is threatened to be made a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer or key employee (as such key employees are designated by the Chief Executive Officer and the Board of Directors) of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement without regard to any limitation to the estimated expense of litigating the proceeding to conclusion as contemplated in Section 607.0850(2) of the Act. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and amounts paid in settlement which such court shall deem proper.

Section 3. Successful Defense of Proceedings. To the extent that a director, officer or key employee of the Corporation has been successful on the merits or otherwise in defense of any claim, action, suit or proceeding referred to in Section 1 or Section 2 of this Article VI, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith, notwithstanding that the director, officer or key employee has not been successful on the merits or otherwise on any other claim, issue or matter in any such claim, action, suit or proceeding.

Section 4. Expenses Payable in Advance. To the fullest extent permitted by the Act, the Corporation shall advance all expenses within thirty (30) days after the receipt by the Corporation of a written request from a director or officer for such advancement and on a current basis thereafter, whether prior to or after final disposition of the underlying proceeding. Such written request shall be accompanied by evidence of the expenses incurred by such person and shall include a written undertaking by or on behalf of the director or officer, as the case may be, to repay any and all amounts advanced if it shall ultimately be determined that that person is not entitled to indemnification by the Corporation. The repayment undertaking shall be unsecured and interest-free. Expenses incurred by key employees may be paid in advance upon such terms or conditions that the Board of Directors deems appropriate.

Section 5. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided pursuant to this Article VI are not exclusive, and the Corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers or key employees, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. Where such other or further provision provides broader rights of indemnification or advancement than these Bylaws, such other or further provision shall control. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer or key employee, if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

(a)            A violation of the criminal law, unless the director, officer or key employee had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

(b)            A transaction from which the director, officer or key employee derived an improper personal benefit;

(c)            In the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Act, are applicable; or

(d)            Willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 6. Survival of Indemnification and Advancement of Expenses. Indemnification and advancement of expenses as provided in this Article VI shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer or key employee and shall inure to the benefit of the heirs, executors and administrators of such a person, unless otherwise provided when authorized or ratified. The rights of any person set forth in Sections 1, 2 and 4 of this Article VI to indemnification and advancement of fees are contractual rights and vest at the time a person becomes a director or officer of the Corporation and no amendment that narrows, eliminates or otherwise restricts these indemnification provisions and advancement of expenses provisions shall affect any right in respect of acts or omissions of any indemnified person occurring prior to such amendment, but an amendment that broadens, adds to, or otherwise expands these indemnification provisions and advancement of expenses provisions shall apply in respect of acts or omissions of any indemnified person occurring prior to such amendment.

Section 7. Certain Definitions. For purposes of this Article VI, the term “corporation” includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, is in the same position under this Article VI with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued. Additionally, for purposes of this Article VI:

(a)  The term “other enterprises” includes employee benefit plans;

(b)  The term “expenses” includes counsel fees, including those for appeal;

(c)            The term “liability” includes obligations to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to any employee benefit plan, and expenses actually and reasonably incurred with respect to a proceeding;

(d)            The term “proceeding” includes any threatened, pending or completed action, suit or other type of proceeding, whether civil, criminal, administrative or investigative and whether formal or informal;

(e)  The term “agent” includes a volunteer;

(f)            The term “serving at the request of the corporation” includes any service as a director, officer or key employee of the Corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

(g)            The term “not opposed to the best interest of the Corporation” describes the actions of a person who acts in good faith and in a manner he or she reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

All other capitalized terms used in this Article VI and not otherwise defined herein shall have the meaning set forth in Section 607.0850 of the Act.

Section 8. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VI.

Article VII. Books and Records

Section 1. Books and Records.

(a)            The Corporation shall keep as permanent records minutes of all meetings of the shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation.

(b)            The Corporation or its agent shall maintain a record of the shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class or series of shares showing the number and class or series of shares held by each.

(c)            The Corporation shall keep a copy of all written communications within the preceding three years to all shareholders generally or to all shareholders of a class or series, including the financial statements required to be furnished by the Act.

(d)            Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 2. Inspection Rights. Shareholders and directors are entitled to inspect and copy records of the Corporation as permitted by the Act.

Article VIII. Dividends

The Board of Directors of the Corporation may, from time to time, declare and the Corporation may pay dividends or make distributions on its shares in cash, property or its own shares, subject to the provisions of the Articles of Incorporation and the laws of the State of Florida.

Article IX. Corporate Seal

The Board of Directors may provide for a corporate seal for the Corporation.

Article X. Amendment

These Bylaws may be amended or repealed by either the Board of Directors or the shareholders, unless the Act reserves the power to amend these Bylaws generally or any particular bylaw provision, as the case may be, exclusively to the shareholders or unless the shareholders, in amending or repealing these Bylaws generally or any particular bylaw provision, provide expressly that the Board of Directors may not amend or repeal these Bylaws or such bylaw provision, as the case may be.

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